Exhibit 10.61

Restricted Stock Unit Award

under the Fossil, Inc. 2008 Long-Term Incentive Plan

This RESTRICTED STOCK UNIT AWARD (the “Award”), is entered into effect as of the date of the grant (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Fossil, Inc., a Delaware corporation (the “Company”) has adopted the Fossil, Inc. 2008 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), effective as of the Effective Date (as defined in the Long-Term Incentive Plan), with the objective of advancing the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate Outside Directors (as defined in the Long-Term Incentive Plan) with additional incentives through the award of Restricted Stock Units; and

WHEREAS, the Long-Term Incentive Plan provides that Outside Directors of the Company shall automatically be granted an Award which consists of restricted units of common stock, par value $.01 per share (“Common Stock”), of the Company;

NOW, THEREFORE, the Participant identified in the Notice of Grant is hereby awarded Restricted Stock Units in accordance with the following terms:

1.                                       Grant of Award; Restricted Stock Units.  Subject to the terms and conditions set forth in the Long-Term Incentive Plan, this Award and in the Notice of Grant, the Company hereby grants to the Participant an award of those Restricted Stock Units specified in the Notice of Grant, subject to adjustment from time to time as provided in Articles 12, 13 and 14 of the Long-Term Incentive Plan.  Each Restricted Stock Unit shall consist of the right to receive, upon the Vesting Date (set forth in the Notice of Grant), a share of Common Stock for each vested Restricted Stock Unit, which shall be delivered by the Company to an account in the name of the Participant as promptly as practicable following the Vesting Date.

2.                                       Vesting.  If the Participant continuously provides services to the Company or a Subsidiary through the Vesting Date, all of the Restricted Stock Units shall vest and the Company shall  deliver one share of Common Stock to an account in the Participant’s name for each vested Restricted Stock Unit.

Notwithstanding the vesting conditions set forth in the Notice of Grant, all of the Restricted Stock Units shall vest upon the death of the Participant.

3.                                       Termination of Service.  In the event that the Participant incurs a Termination of Service (as defined in the Long-Term Incentive Plan) before the Vesting Date for any reason other than death, the unvested Restricted Stock Units granted pursuant to this Agreement shall be forfeited.

4.                                       Stock Certificates.  Shares of Common Stock evidencing the conversion of Restricted Stock Units into shares of Common Stock shall be delivered to an account in the Participant’s name as of (or as promptly as practicable after) the Vesting Date.  No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, the Participant requests delivery of the certificate or certificates by submitting a written request to the General Counsel requesting deliver of the certificates.  Subject to Section 5 of this Award, the Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

Upon registration (or issuance) of any shares hereunder,  the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with the Notice of Grant.

5.                                       Tax Withholding Obligations.  The Participant, as an Outside Director, shall be solely responsible for withholding taxes or any necessary payments to any taxing authority in connection with the award or settlement of the Restricted Stock Units.  Notwithstanding the foregoing, in the event the Participant is an Employee as of the Vesting Date (and thus, is not longer an Outside Director), the Participant shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes under any federal, state, or local statute, ordinance, rule, or regulation in connection with the award or settlement of the Restricted Stock Units.  Alternatively, the Company may, at its sole election, withhold a number of shares of Common Stock otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Participant’s estimated total federal, state, and local tax obligations associated with vesting or settlement of the Restricted Stock Units.  The Company shall not deliver any of the shares of Common Stock until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made.

6.                                       Assignability.  Until the Restricted Stock Units are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated  other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.  Any attempt to do so contrary to the provisions hereof shall be null and void.   No assignment of the Restricted Stock Units herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

7.                                       No Stockholder Rights.  The Participant shall have no rights as a stockholder of the Company with respect to the Restricted Stock Units unless and until shares of Common Stock evidencing the conversion of Restricted Stock Units into shares of Common Stock have been delivered into an account in the Participant’s name or certificates evidencing such shares of Common Stock shall have been issued by the Company to the Participant.  Until such time, the Participant shall not be entitled to dividends or distributions in respect of any shares or to vote such shares on any matter submitted to the stockholders of the Company.  In addition, except as to adjustments that may from time to time be made by the Committee in accordance with the Long-Term Incentive Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any shares for which the record date for such payment, distribution or grant is prior to the date upon which shares of Common Stock have been delivered to an account in the Participant’s name or certificates evidencing such shares shall have been issued by the Company.

8.                                       Administration.  The Committee shall have the power to interpret the Long-Term Incentive Plan, the Notice of Grant and this Award, and to adopt such rules for the administration, interpretation, and application of the Long-Term Incentive Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Long-Term Incentive Plan or this Award.

9.                                       Restrictions and Related Representations. Upon the acquisition of any shares of Common Stock pursuant to the vesting of the Restricted Stock Units granted pursuant hereto, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with this Award.  In addition, to the extent a certificate or certificates are issued representing any shares, the certificate or certificates will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

10.                                 Notices and Electronic Delivery.  Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unless the Company, in its sole discretion, decides to deliver any documents relating to the Award or future awards that may be granted under the Long-Term Incentive Plan by electronic means or to request the Participant’s consent to participate in the Long-Term Incentive Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Long-Term Incentive Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.   All notices by the Participant hereunder shall be directed to Fossil, Inc., Attention: Secretary, at the Company’s then current address unless the Company, in writing or electronically, directs the Participant otherwise.  Any notice given by the Company to the Participant directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder.  The Participant shall be deemed to have familiarized himself with all matters contained herein and in the Long-Term Incentive Plan which may affect any of the Participant’s rights or privileges hereunder.

11.                                 Scope of Certain Terms.  Whenever the term “Participant” is used herein under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Paragraph 6 (Assignability) of this Agreement, it shall be deemed to include such person or persons.  The term “Long-Term Incentive Plan” as used herein shall be deemed to include the Long-Term Incentive Plan and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 3.3 of the Long-Term Incentive Plan. Unless otherwise indicated, defined terms herein shall have the meaning ascribed to them in the Long-Term Incentive Plan.

12.                                 General Restrictions.  This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.                                 Adjustments for Changes in Capitalization.  The number of Restricted Stock Units covered by this Award shall be subject to adjustment in accordance with Articles 12-14 of the Long-Term Incentive Plan.

14.                                 No Right to Continue Services.  Neither the granting of the Restricted Stock Units, the exercise of any part hereof, nor any provision of the Long-Term Incentive Plan or this Award shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary to continue the services of the Participant for any specified period.

15.                                 Amendment.  This Award may be amended only by a writing executed by the Company and the Participant which specifically states that it is amending this Award.  Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affecting the rights of the Participant hereunder may be made without the Participant’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Restricted Stock Units or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Restricted Stock Units which are then subject to restrictions as provided herein.

16.                                 Precondition of Legality.  Notwithstanding anything to the contrary contained herein, the Participant agrees that the Company will not be obligated to issue any shares pursuant to this Award, if the issuance of such shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

17.                                 Incorporation of the Long-Term Incentive Plan. This Award is subject to the Long-Term Incentive Plan, a copy of which has been furnished to the Participant and for which the Participant acknowledges receipt.  The terms and provisions of the Long-Term Incentive Plan are incorporated by reference herein.  In the event of a conflict between any term or provision contained here in and a term or provision of the Long-Term Incentive Plan, the applicable terms and provisions of the Long-Term Incentive Plan shall govern and prevail.

18.                                 Severability.  If one or more of the provisions of this Award shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award to be construed so as to first the intent of this Award and the Long-Term Incentive Plan.

19.                                 Construction.  The Restricted Stock Units are being issued pursuant to Section 6.6 and Section 7.1 of the Long-Term Incentive Plan and are subject to the terms of the Long-Term Incentive Plan.  A copy of the Long-Term Incentive Plan has been given to the Participant, and additional copies of the Long-Term Incentive Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Award violates or is inconsistent with an express provision of the Long-Term Incentive Plan, the Long-Term Incentive Plan provision shall govern and any inconsistent provision in this Award shall be of no force or effect.

20.                                 Governing Law.  The Restricted Stock Unit grant and the provisions of this Award are governed by, and subject to, the laws of the State of Delaware, as provided in the Long-Term Incentive Plan.